UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 21, 2008

FORESTAR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1300 MoPac Expressway South, Suite 3S
Austin, Texas 78746
(Address of Principal Executive Offices including Zip Code)
(512) 433-5200

(Registrant’s telephone number, including area code)
Forestar Real Estate Group Inc.

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.
     On November 21, 2008, Forestar Real Estate Group Inc. (the “Company”) changed its name to “Forestar Group Inc.” Pursuant to Section 253 of the Delaware General Corporation Law, the name change was effected through the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, pursuant to which a wholly-owned subsidiary of the Company was merged with and into the Company. The Company is the surviving corporation in the merger.
     The Certificate of Ownership and Merger, a copy of which is included in Exhibit 3.1 and incorporated herein by reference, amends Article I of the Company’s Restated Certificate of Incorporation to change the Company’s name to Forestar Group Inc. Immediately following the merger, the Company’s Amended and Restated Bylaws were amended to reflect the name change.
     The ticker symbol for the Company’s common stock, which is listed on the New York Stock Exchange, remains “FOR.” The CUSIP number for the Company’s common stock remains the same.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Ownership and Merger, dated November 21, 2008.

3.2	Third Amendment to Amended and Restated Bylaws of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.
Dated: November 21, 2008	By:	/s/ David M. Grimm
		Name:	David M. Grimm
		Title:	Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Ownership and Merger, dated November 21, 2008.

3.2	Third Amendment to Amended and Restated Bylaws of the Company.